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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) November 22, 2004


                          Allied Waste Industries, Inc.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


              1-14705                                     88-0228636
        (Commission File Number)               (IRS Employer Identification No.)


15880 N. Greenway-Hayden Loop, Suite 100
           Scottsdale, Arizona                               85260
(Address of principal executive offices)                    (Zip Code)


        Registrant's telephone number, including area code (480) 627-2700

                                 Not Applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01        Entry into a Material Definitive Agreement.

On November 22, 2004, Allied Waste Industries, Inc. (the "Company") announced that it had adopted the 2005 Executive Deferred Compensation Plan (the "Plan"). The Plan is effective December 1, 2004.

The Plan allows eligible executives to defer up to 100% of their base salary, bonus, long-term incentive plan awards, and/or restricted stock units. Eligible executives include corporate officers who earn an annual base salary of at least $130,000 and management or highly compensated executives who are selected by the Chief Executive Officer to participate in the Plan. The terms of the Plan permit the Company to make discretionary employer contributions on behalf of any participant. Historically, however, the Company has not made any employer contributions with respect to its deferred executive compensation plans.

A Plan participant will be fully vested in his or her account at all times. Deferrals will be retained by the Company as part of its general assets and generally will be invested in mutual funds. Deferrals may be placed in a grantor trust established by the Company, but all trust assets will remain subject to the claims of the Company's creditors in the event of the Company's insolvency or bankruptcy.

Deferred amounts will accumulate on a tax-deferred basis. When payment is made, the amount received will be taxed as ordinary income of the participant.

Payments will begin or occur on the date specified by the participant at the time the deferral election is made, which may be either (1) six months after separation from service with the Company; or (2) any date specified by the participant. If a participant dies before his or her specified payment date, payment will be made to the participant's beneficiary. If the participant does not specify a payment date, the payment date will be six months after separation from service. A participant may change his or her payment date at least 12 months in advance of the previously selected payment date, so long as the new payment date is at least 5 years after the previously selected payment date.

A lump sum payment may be made at any time if a committee that administers the plan, which is appointed by the Compensation Committee, determines that the participant has an unforeseeable emergency, as defined under federal tax law. Such payments, however, must be limited to the amount needed to satisfy the unforeseeable emergency.

When the participant selects the payment date, he or she also will select the form of payment, which may be (1) one or more lump sum payments, (2) payments in a monthly, quarterly, or annual basis over a specified period of time of 10 years or less, or (3) annuity payments. Account balances of less than $25,000, however, must be distributed in one lump sum, regardless of the form chosen by the participant. If a participant does not specify a form of payment, payment will be made in one lump sum. A participant may change his or her form of payment at least 12 months in advance of the previously selected payment date.


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                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    ALLIED WASTE INDUSTRIES, INC.


                   By:  /s/ PETER S. HATHAWAY
                        -------------------------------------------------
                        Peter S. Hathaway
                        Executive Vice President and Chief Financial Officer





Date:  November 22, 2004